UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2023 (April 7, 2023)
Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue
New York,	NY	10118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01 Other Events.

As previously disclosed, Coty Inc. (the “Company”) is a nominal defendant in a consolidated purported stockholder class action and derivative complaint concerning the tender offer by Cottage Holdco B.V. (the “Cottage Tender Offer”) and the Schedule 14D-9 brought in the Delaware Court of Chancery.

On March 29, 2023, the Company, the other named defendants, and the Plaintiffs entered into a Stipulation and Agreement of Compromise and Settlement (the “Stipulation of Settlement”). The Stipulation of Settlement calls for the Company to adopt certain governance changes and for defendants, through their insurers and JAB, to pay $35,000,000. The settlement is subject to approval by the Court.

As required by the Stipulation of Settlement and the Court’s scheduling order, the Company is filing the Notice of Proposed Settlement of Derivative Action (the “Notice”) with this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On April 7, 2023, the Company also posted a copy of the Notice and the Stipulation of Settlement to the Investor Relations section of the Company’s website.

The information disclosed under this Item 8.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits:

Exhibit No.	Description
99.1	Notice of Proposed Settlement of Derivative Action
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: April 7, 2023	By:	/s/ Kristin Blazewicz
Kristin Blazewicz
Chief Legal Officer, General Counsel and Secretary